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                                                                 Exhibit 10(j)

                                    AGREEMENT

            THIS AGREEMENT is made between LESCO, Inc., an Ohio corporation (the "Company"), and Jeffrey L. Rutherford (the "Executive"), as of the 30 day of September, 2002.

            WHEREAS, the Company and the Executive entered into a Retention Agreement dated as of February 18, 2002, as amended pursuant to the Amendment to Lesco Inc. Retention Agreement dated as of ______________________ (said Retention Agreement, as amended, being hereinafter referred to as the "Retention Agreement"); and

            WHEREAS, the Retention Agreement provides for the provision of severance payments to the Executive in connection with a Change of Control (as that term is defined in the Retention Agreement), all on the terms and subject to the conditions set forth therein; and

            WHEREAS, the parties desire to enter into this Agreement, which provides for the provision of severance payments to the Executive in circumstances which do not involve a Change of Control, all on the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, for good and valuable consideration, including, without limitation, the prior grant of 45,000 options to purchase the Company's common stock and the provision for the making of severance payments subject to certain conditions, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (as Disability is defined below), it may give to the Executive written notice in accordance with Section 5(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

            (b) CAUSE. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) for 10 or more days after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or


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            (ii)  the willful engaging by the Executive in illegal conduct or gross negligence or gross misconduct; or

            (iii) the Executive's conviction of, or plea of guilty or no contest to, a felony.

            (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

            (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (ii) any purported termination by the Company of the Executive's employment otherwise than for Cause; or

            (iii) any failure by the Company to comply with and satisfy Section 4(c) of this Agreement.

For purposes of this Section 1(c), Executive shall be deemed to have consented to any of the items listed in clause (i) unless he gives written notice of his objection to the Chief Executive Officer within 90 days of the event.

            (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 5(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date (within 30 days after that date) specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.


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            2.    OBLIGATIONS OF THE COMPANY UPON TERMINATION OF EMPLOYMENT NOT
IN CONNECTION WITH A CHANGE OF CONTROL. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                  (1) the Executive's Annual Base Salary through the Date of Termination to the extent not therefore paid (the "Accrued Obligations"); and

                  (2) the amount equal to the Executive's Annual Base Salary (exclusive of any bonus).

            (ii) for one year after the Executive's Date of Termination, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Company's welfare benefit plans, programs, practices and policies if the Executive's employment had not been terminated, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

            (iii) the Company shall, at its sole expense as incurred, provide the Executive with reasonable outplacement services the scope and provider of which shall be selected by the Company.

            (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

            (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

            (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination and (y) the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates his employment, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued


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Obligations. In such case, all Accrued Obligations shall be paid to the
Executive in a lump sum in cash within 30 days of the Date of Termination.

            3. NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

            4. SUCCESSORS. (a) This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            5. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:       14784 River Glen Drive
                           Novelty, OH 44072

IF TO THE COMPANY:         LESCO, INC.
                           15885 Sprague Road
                           Strongsville, Ohio 44136-1799
                           Attention: Patricia W. Pribisko,
                           Vice President, General Counsel and
                           Corporate Secretary


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or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communication shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local and/or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time.

            6. EMPLOYMENT BY LESCO SERVICES, INC. (a) In the event that the Executive's employment is transferred to LESCO Services, Inc., LESCO Services, Inc. shall be substituted for LESCO, Inc. in all respects hereunder.

            (b) In the event that LESCO Services, Inc. fails to perform any of its obligations under this Agreement, LESCO, Inc. shall perform such obligations in the same manner and to the same extent that LESCO Services, Inc. is required under this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf by the undersigned officer.

LESCO, INC.                                    EXECUTIVE


By: /s/ MICHAEL P. DIMINO                      /s/ JEFFREY L. RUTHERFORD
   ------------------------------------        ---------------------------------
Title:  President and                          Jeffrey L. Rutherford
        Chief Executive Officer


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